EQUINOX FUNDS TRUST

FORM OF AMENDED APPENDIX A

TO THE

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Series/Share Class	Maximum Initial Sales Charge	Maximum Contingent Deferred Sales Charge (“CDSC”) [1]	Maximum Rule 12b-1 Fees[2]	Maximum Shareholder Service Fees	Redemption Fee/Holding Period[3]
1. Equinox Commodity Strategy Fund
Class A	5.75%	None	0.25%	None	1%/30 days
Class C	None	None	1.00%	None	1%/30 days
Class I	None	None	None	None	1%/30 days

2. Equinox Event Driven Legends Fund
Class A	5.75%	None	0.25%	None	1%/30 days
Class C	None	None	1.00%	None	1%/30 days
Class I	None	None	None	None	1%/30 days

3. Equinox Equity Long-Short Legends Fund
Class A	5.75%	None	0.25%	None	1%/30 days
Class C	None	None	1.00%	None	1%/30 days
Class I	None	None	None	None	1%/30 days

1  A CDSC of 1.00% is may be assessed on certain redemptions of Class A Shares made within 12 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $1,000,000 or more.

2 Class C shares are subject to a distribution fee and  service fee, each pursuant to Rule 12b-1, of 0.75% and 0.25%., respectively.

3 Redemption fee is calculated as a percentage of the amount redeemed.  The redemption fee is retained by the applicable Fund and is withheld from redemption proceeds.